UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 13, 2004

OVERLAND STORAGE, INC.
(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4820 Overland Avenue, San Diego, California 92123
(Address of principal executive offices, including zip code)

(858) 571-5555
(Registrant’s telephone number, including area code)

Item 5.    Other Events and Regulation FD Disclosure

On August 13, 2004, Overland Storage, Inc. issued a press release announcing that its Board of Directors had authorized a share repurchase program of up to $10 million of the company’s outstanding common stock.  The information contained in the press release is incorporated herein by reference and furnished as Exhibit 99.1.

This Form 8-K and the attached exhibit are provided under Item 5 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: August 17, 2004	/s/ Vernon A. LoForti
By:Vernon A. LoForti
Vice President & CFO